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                                                               Exhibit (a)(1)(G)

HEADLINE: CheckFree Offers Stock Option Exchange Program to Eligible Associates

On June 17, CheckFree announced the start of a voluntary program that will give eligible associates the opportunity to exchange stock options for restricted shares of CheckFree common stock, or in some cases, cash. About 900 CheckFree associates are eligible for participation in the program, which was approved by the CheckFree Board of Directors in January. Click more for additional information.

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The Stock Option Exchange Program is intended to reduce the number of outstanding stock options, while increasing long-term employee retention. The Company's directors, including the chief executive officer, are not eligible to participate in the program.

"The goal of this program is to balance an appropriate incentive to retain valued employees with our responsibility for prudence on behalf of our shareholders," said Pete Kight, chairman and chief executive officer. "The resulting reduction in outstanding stock options will allow us to continue to provide employee incentive programs without increasing overall dilution to shareholders."

        - Associates can exchange stock options with exercise prices equal to or greater than $44.00 per share.

        - The options will be exchanged for restricted stock or, in some cases, cash at a value equal to the number of options exchanged multiplied by $6.25.

        - The approximate effective exchange ratio is one restricted share for every four stock options.

        - The actual number of restricted shares of stock each employee receives will be calculated based on the closing price of CheckFree common stock on the Nasdaq National Market on July 17, 2003.

Associates who are eligible to participate in the CheckFree Stock Option Exchange Program will receive an Information Packet. In addition, they are invited to attend one of the following one-hour Information Sessions to learn more about the program. All times are Eastern Daylight Time, unless otherwise noted.


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Site                Date                      Time                 Meeting Location
-------------------------------------------------------------------------------------------------------------
AURORA              Tuesday, 6/24             10:00 a.m. CDT       Lincoln Room
                                               4:00 p.m. CDT
-------------------------------------------------------------------------------------------------------------
BALTIMORE           Monday, 6/30              11:30 a.m.           Training Room 1
                                               2:00 p.m.
-------------------------------------------------------------------------------------------------------------
BOSTON              Wednesday, 6/25             2:00 p.m.          Conference Call
-------------------------------------------------------------------------------------------------------------
CHICAGO             Wednesday, 6/25            10:00 a.m.          War Room
                                               11:00 a.m.
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DUBLIN              Wednesday, 6/18             9:00 a.m           Auditorium
                                               10:30 a.m.
                    Thursday, 6/19              2:00 p.m.
                                                7:00 p.m.
                    Friday, 6/20                9:00 a.m.
                                               10:30 a.m.
                                                2:00 p.m.
-------------------------------------------------------------------------------------------------------------
JERSEY CITY         Friday, 6/20                9:00 a.m.          Auditorium
                                               10:00 a.m.
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NEWARK              Thursday, 6/19              3:00 p.m.          Newark Room
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NORCROSS            Wednesday, 6/18             9:00 a.m.          Auditorium
-------------------------------------------------------------------------------------------------------------
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
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                                                4:00 p.m.
                    Friday, 6/20                9:00 a.m.
                                                2:00 p.m.
                    Tuesday, 6/24               9:00 a.m.
                                                2:00 p.m.
-------------------------------------------------------------------------------------------------------------
PHOENIX             Thursday, 6/26             10:00 a.m. PDT      Sun Room
                                                1:00 p.m. PDT
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RALEIGH             Monday, 6/23                1:00 p.m.          M Solutions Conference Room
-------------------------------------------------------------------------------------------------------------
REMOTE ASSOCIATES   Wednesday, 6/25             2:00 p.m. EDT      Conference Call
-------------------------------------------------------------------------------------------------------------
SAN DIEGO           Wednesday, 6/25            11:00 a.m. PDT      Conference Call
                                               (2:00 p.m. EDT)
-------------------------------------------------------------------------------------------------------------
WATERLOO            Thursday, 6/26             11:00 a.m.          Grand River Training Room
                                                1:00 p.m.
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WORTHINGTON         Thursday, 6/19              9:00 a.m.          Cafeteria
-------------------------------------------------------------------------------------------------------------
UK                  Thursday, 6/26              2:00 p.m. GMT      Conference Call
                                               (9:00 a.m. EDT)
-------------------------------------------------------------------------------------------------------------
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